EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement (No. 333-124750) on Form SB-2 of Health Discovery Corporation of our report dated March 20, 2007 (which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern), relating to our audit of the financial statements as of and for the year ended December 31, 2006 included in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
May 2, 2007